Exhibit 10.13

 AMENDMENT NO. 1 –
ASSET PURCHASE AGREEMENT

Amendment No. 1, dated as of August 1, 2008 (“Amendment”), to the Asset Purchase Agreement, dated May 15, 2008 (the “Original Agreement” and, as amended hereby, the “Agreement”) by and between BPA ASSOCIATES, LLC, a Massachusetts  limited liability company having an address at 208 Common Street, Watertown, Massachusetts 02172 (“Seller”) and SAHARA MEDIA INC., a Delaware Corporation, with offices at 75 Franklin Street, 2nd Floor, New York, New York 10013 (“Purchaser”). Capitalized terms used but not defined herein have the meanings given to them in the Original Agreement.

R E C I T A L S:

WHEREAS, pursuant to a letter of intent by and between Purchaser and Mac Filmworks, Inc. (“Mac Filmworks”), Mac Filmworks has expressed its intent to acquire all of the issued and outstanding capital stock of Purchaser (the “Reorganization”);

WHEREAS, Purchaser has not yet assumed ownership of the Database;

WHEREAS, concurrently with the consummation of the Reorganization, the Purchaser wishes to complete the purchase of the Database;

WHEREAS, concurrently with the consummation of the Reorganization, the Seller wishes to sell the Database to the Purchaser;

WHEREAS, in order to more accurately describe their intentions, the Purchaser and the Seller wish to amend the Original Agreement on the terms set forth herein.

NOW THEREFORE, the parties agree as follows:

SECTION 1. AMENDMENTS

Section 1.2 Amendment to Section 2 of the Original Agreement. Section 2 of the Original Agreement (Purchase Price Allocation) is hereby amended and restated in its entirety as follows:

“2 Purchase Price and Allocation” In consideration for the sale, assignment, transfer and delivery as well as for the pledging of the Assets as collateral for Purchaser’s bridge financing, Purchaser shall pay to Seller’s order, in certified funds, cashier’s check or money order, the aggregate amount of Eight Hundred Twenty Five Thousand Dollars ($825,000) and One Million Four Hundred Twenty Five Thousand (1,425,000) founder shares at $.00001 par value, of which 350,000 shall include piggy back registration rights (the “Purchase Price”).  The Purchase Price shall be payable as follows:

$50,000 (which is being paid in consideration of the Seller’s pledging the Assets in connection with the sale by the Purchaser of a debenture having an original principal balance of $500,000) upon achieving Bridge Financing which shall occur on or before July 1, 2008;

$775,000 and 1.425 Million founder shares, of which 350,000 shall include piggy back registration rights, concurrently with the consummation of the Reorganization;

Section1.3 Amendment to Section 3 of the Original Agreement.  Section 3 of the Original Agreement (“Closing”) is hereby amended and restated in its entirety as follows:

3.  Closing The Closing shall occur at the Office of Purchase’s counsel on a day and time that is mutually agreed to by the Purchaser and Seller which day shall be on or about the date of consummation of the Reorganization, but not before payment in full of the debenture in an original principal amount of $500,000 from Purchaser to John Thomas Bridge & Opportunity Fund, dated July 1, 2008.

SECTION 2. MISCELLANEOUS

Section 2.1  Prior Agreements.  This Amendment shall completely and fully supersede all other and prior agreements and correspondence (both written and oral) by and between Purchaser and Seller concerning the subject matter of this Amendment.  Except as expressly amended hereby, the Original Agreement shall remain in full force and effect. Without limiting the generality of the foregoing it is hereby agreed that the certain Bill of Sale, Assignment and Transfer of Assets, dated July 10, 2008, executed by BPA Associates is hereby deemed to be void and of no force or effect.

Section 2.2  Counterparts.  This Amendment may be executed in any number of counterparts, with the same effect as if all the signatures on such counterparts appeared on one document.  Each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

Section 2.3  Amendments.  This Amendment may not be amended, waived, modified, supplemented or terminated in any manner whatsoever except by a written instrument signed by Seller and Purchaser.

Section 2.4  Binding on Successors.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 2.5  Invalidity.  Any provision of this Amendment that may be determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 2.6  Section or Paragraph Headings.  Section and paragraph headings used herein are for convenience only and shall not be construed as part of this Amendment.

Section 2.7  Governing Law.  This Amendment shall be construed in accordance with, and shall be governed by, the laws of the State of New York.

Section 2.8  Construction.  The language in all parts of this Amendment and the other Original Agreement shall be construed as a whole according to its fair meaning.

[SIGNATURE  PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the day and year first above written.

BPA ASSOCIATES

By:	/s/ Bertha Anderson, Member

SAHARA MEDIA INC.

By:	/s/ Philmore Anderson IV, Principal

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